Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

NN, INC.

AND

THE OTHER PARTIES LISTED

ON SCHEDULE I HERETO

Dated as of December 11, 2019

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of December 11, 2019, is by and among NN, Inc., a Delaware corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise, the “Company”), and the Persons set forth on Schedule I hereto. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to such terms in Section 1.01.

WITNESSETH:

WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and subject to the satisfaction or waiver of the conditions hereof, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment would be required to be made in any Registration Statement filed with the Commission by the Company or any Prospectus included therein so that such Registration Statement or Prospectus would not contain a material misstatement of fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, would not be required to be publicly disclosed at such time but for the filing of such Registration Statement, and which information the Company has a bona fide business purpose for not disclosing publicly at such time.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law or executive order to be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity but excluding any debt securities convertible into such equity.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble.

“Company Public Sale” has the meaning set forth in Section 2.03(a).

“Company Share Equivalents” means the Series B Preferred Stock, the Warrants and any other securities exercisable, exchangeable or convertible into Company Shares and any options, warrants or other rights to acquire Company Shares.

“Company Shares” means shares of Common Stock (including any Common Stock issuable upon conversion of the Series B Preferred Stock or exercise of the Warrants), any securities into which such shares of Common Stock shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares of Common Stock.

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Determination Date” has the meaning set forth in Section 2.02(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1” means a registration statement on Form S-1 under the Securities Act.

“Form S-3” means a registration statement on Form S-3 under the Securities Act.

“Form S-4” means a registration statement on Form S-4 under the Securities Act.

“Form S-8” means a registration statement on Form S-8 under the Securities Act.

“Governmental Authority” means any United States federal, state, local (including county or municipal) or foreign governmental, regulatory or administrative authority, agency, division, instrumentality, commission, court, judicial or arbitral body or any securities exchange or similar self-regulatory organization.

“Holder” means any holder of Registrable Securities that is set forth on Schedule I hereto or that succeeds to rights hereunder pursuant to Section 3.06.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Liquidated Damages” means all amounts, if any, payable to the Holders pursuant to Section 2.10.

“Loss” or “Losses” has the meaning set forth in Section 2.09(a).

“Non-Complying Holder” has the meaning set forth in Section 2.02(b).

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.02(f)(iii).

“Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(f)(iii).

“Maximum Offering Size” means, with respect to any offering that is underwritten, the number of securities that, in the good faith opinion of the managing underwriter or underwriters in such offering (as evidenced by a written notice to the relevant Holders and the Company), can be sold in such offering without being likely to have a significant adverse effect on the price, timing or the distribution of the securities offered or the market for the securities offered.

“Participating Holder” means, with respect to any Registration, including a Demand Registration, Piggyback Registration or Shelf Take-Down, any Holder of Registrable Securities participating as a selling Holder in such Registration.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a Governmental Authority or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Postponing Officer’s Certificate” has the meaning set forth in Section 2.01(b).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all information incorporated by reference in such prospectus.

“Record Date” means, with respect to the Warrants, Series B Preferred Stock or Common Stock, the date fixed for determination of holders of any such securities entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Registrable Securities” means any Company Shares (including shares of Common Stock issuable upon exercise of the Warrants or conversion of the Series B Preferred Stock), any Series B Preferred Stock, any Warrants, or any other securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Warrants, Series B Preferred Stock or Company Shares by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case whether now owned or hereafter acquired by a Holder; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities (including any Registrable Securities received upon exercise or conversion of another Registrable Security) then owned by a Holder and its Affiliates could be sold in their entirety on a single day pursuant to Rule 144 without restriction as to volume or manner of sale, (iii) such Registrable Securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend and such Registrable Securities may be resold without limitation or subsequent registration under the Securities Act; or (iv) the Registrable Securities have ceased to be outstanding.

“Registration” means a registration with the Commission of the offer and sale of the Company’s securities to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Default” has the meaning set forth in Section 2.10.

“Registration Expenses” has the meaning set forth in Section 2.08.

“Registration Statement” means any registration statement of the Company that covers the offer and sale of Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all information incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Requesting Holder(s)” means, with respect to a Demand Registration or Shelf Take-Down, as applicable, a Holder (or Holders, as the case may be) that initiated such Registration or Shelf Take-Down, as the case may be, in accordance with the terms and conditions of this Agreement.

“Required Filing Date” means the relevant date by which the Company is required to file its Registration Statement or Shelf Registration Statement in accordance with this Agreement.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC Guidance” means (i) any publicly available written or oral questions and answers, guidance, forms, comments, requirements or requests of the Commission or its staff, (ii) the Securities Act and (iii) any other rules and regulations of the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated December 5, 2019 between the Company and the purchasers listed on the signature pages thereto.

“Series B Preferred Holder” means any holder of the Series B Preferred Stock.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock of the Company, issued on the date hereof as contemplated by the Securities Purchase Agreement.

“Shelf Registration” has the meaning set forth in Section 2.02(a).

“Shelf Registration Statement” means a Registration Statement filed with the Commission on either (i) Form S-3 or (ii) solely if the Company is not permitted to file a Registration Statement on Form S-3 or register all Registrable Securities on such form, an evergreen Registration Statement on Form S-1 (which, in the case the Company is not permitted to register all Registrable Securities on Form S-3, shall register any such shares not registered on Form S-3), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering the offer and sale of all or any portion of the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(e).

“Shelf Take-Down” has the meaning set forth in Section 2.02(f)(i).

“Stockholder Party” has the meaning set forth in Section 2.09(a).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Suspending Officer’s Certificate” has the meaning set forth in Section 2.02(e).

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters (or other counterparty) for reoffering to the public.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(f)(ii).

“Valid Business Reason” has the meaning set forth in Section 2.01(b).

“Warrants” means the warrants, exercisable for shares of Common Stock, issued on the date hereof as contemplated by the Securities Purchase Agreement.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

SECTION 1.02. Other Interpretive Provisions. (a) In this Agreement, except as otherwise provided:

(i) A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement.

(ii) The Schedules and Exhibits form an integral part of and are hereby incorporated by reference into this Agreement.

(iii) Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(iv) Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(v) Unless the context otherwise requires, the words “hereof” and “herein,” and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(vi) A reference to any legislation or to any provision of or form or rule promulgated under any legislation shall include any amendment, modification, substitution or re-enactment thereof.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Demand Registration.

(a) Request for Demand Registration. Subject to the terms and conditions of this Agreement, upon the earlier of (i) March 31, 2021 and (ii) the date the Board of Directors determines to abandon the strategic alternatives process announced in its earnings release for the quarter ended September 30, 2019 (the “Specified Date”), a Requesting Holder (or Requesting Holders, as the case may be) holding Registrable Securities with a liquidation preference or market value (calculated based on the good faith estimate of the Requesting Holder) of at least $20 million (or, if less, all such Registered Holder’s Registrable Securities) may make a written request (a “Demand Registration Notice”) to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8), in accordance with the terms of this Agreement, the number of Registrable Securities stated in such request (a “Demand Registration”); provided, however, and subject to the provisions of Section 2.12, that the Company shall not be obligated to effect any Demand Registration if the Registrable Securities that the Requesting Holder (or Requesting Holders, as the case may be) proposes to sell in such Demand Registration are already covered by an existing and effective Shelf Registration Statement which may be utilized for the offering and sale of the Registrable Securities requested to be registered. Each request for a Demand Registration by a Requesting Holder (or Requesting Holders, as the case may be) shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. The Company shall effect such Demand Registration using the appropriate SEC form.

(b) Limitations on Demand Registrations. If the Board of Directors, in its good faith judgment, determines that the registration of Registrable Securities pursuant to a Demand Registration, or the amendment or supplement of a Registration Statement filed pursuant to a Demand Registration, would materially interfere with any financing, acquisition, corporate reorganization or merger or other transaction involving the Company or would require the Company to make an Adverse Disclosure, or that suspension of such registration is necessary to prepare, obtain or have audited any financial statements or other financial information required by law or SEC regulations to be included or incorporated by reference in the Registration Statement or Prospectus (each, a “Valid Business Reason”), and the Company furnishes to the Requesting Holder (or Requesting Holders, as the case may be) a certificate signed by the Chief Executive Officer and/or the Chief Financial Officer of the Company (or persons in substantially equivalent positions) stating that a Valid Business Reason exists (the “Postponing Officer’s Certificate”), (i) the Company may postpone the filing or effectiveness of the Registration Statement (but not the preparation of the Registration Statement) relating to such Demand Registration and (ii) in the case of a Registration Statement that has been filed with respect to a Demand Registration, the Company may postpone amending or supplementing such Registration Statement, in the case of clauses (i) and (ii) above until such Valid Business Reason ceases to exist (a “Demand Suspension”), but in no event shall any such postponement be for more than ninety (90) consecutive days after the date of the Demand Registration Notice or, if later, the occurrence of the Valid Business Reason. For the avoidance of doubt, it is understood and agreed that the Postponing Officer’s Certificate shall contain no information about the Valid

Business Reason or the Adverse Disclosure, and shall merely state that a Valid Business Reason exists. In the event of any such postponement, the Requesting Holder (or requesting Holders, as the case may be) initiating such Demand Registration shall be entitled to withdraw the Demand Registration request by delivering written notice to the Company within five (5) days of receipt of a Postponing Officer’s Certificate. In addition to the Postponing Officer’s Certificate discussed above, the Company shall promptly give written notice to the Requesting Holder (or Requesting Holders, as the case may be) once the Valid Business Reason for such postponement no longer exists. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing, amendment or supplement or suspend the use of a Shelf Registration Statement pursuant to Section 2.02(e) or pursuant to this Section 2.01(b) due to a Valid Business Reason more than two (2) times, or for more than an aggregate of ninety (90) days, in all such cases, during any 12-month period. Each Holder shall keep confidential the fact that a Demand Registration Notice was made and, if applicable, a Demand Suspension is in effect, the Postponing Officer’s Certificate and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Holder’s directors, officers, employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (D) as required by law, rule or regulation, provided that the Holder gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable law, and (E) for disclosure to any other Holder.

(c) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Each of the Holders (other than the Requesting Holder(s) that requested the relevant Demand Registration under Section 2.01(a)) may offer such Holder’s Registrable Securities under any such Demand Registration pursuant to this Section 2.01(c). The Company shall (i) as promptly as practicable, but in no event later than five (5) Business Days after the receipt of a request for a Demand Registration from any Requesting Holder(s), give written notice thereof to all of the Holders (other than such Requesting Holder(s)), which notice shall specify the number of Registrable Securities subject to the request for Demand Registration, the name of the Requesting Holder(s) and the intended method of disposition of such Registrable Securities and (ii) subject to Section 2.01(f), include in the Registration Statement filed pursuant to such Demand Registration all of the Registrable Securities requested by such Holders for inclusion in such Registration Statement from whom the Company has received a written request for inclusion therein within five (5) days after the receipt by such Holders of such written notice referred to in clause (i) above. Each such request by such Holders shall specify the number of Registrable Securities proposed to be registered. Any Holder may waive its rights under this Section 2.01(c) prior to the expiration of such five (5) day period by giving written notice to the Company.

(d) Effective Demand Registration. Subject to Sections 2.01(a) and (b), the Company shall use its reasonable best efforts to file a Registration Statement relating to the Demand Registration as promptly as practicable (but in no event later than thirty (30) days after it receives a Demand Registration Notice under Section 2.01(a) hereof), and shall use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable thereafter (but in no event later than sixty (60) days after it shall have filed such Registration Statement, unless it is not practicable to do so due to circumstances directly relating to outstanding comments of the Commission relating to such Registration Statement; provided that the Company is using its reasonable best efforts to address any such comments as promptly as possible). Except as provided herein, the Company shall use its reasonable best efforts to keep any Demand Registration filed pursuant to Section 2.01(a) continuously effective under the Securities Act until the earliest of (i) one hundred eighty (180) days after the date it first becomes effective, (ii) the date on which this Agreement terminates under Section 3.01 with respect to all Participating Holders and (iii) the date on which all Registrable Securities included in such Registration Statement have been sold pursuant to the Registration Statement or the Registrable Securities registered hereunder cease to be Registrable Securities.

(e) Withdrawal. Each Participating Holder (including the Requesting Holder(s)) shall be permitted to withdraw all or part of its Registrable Securities from a Demand Registration at any time prior to the time the Commission declares the Registration Statement effective by giving written notice to the Company of its request to withdraw. Except as provided herein, each Participating Holder shall be responsible for its own fees and expenses of counsel and financial advisors and their internal administrative and similar costs, as well as their respective pro rata shares of underwriters’ commissions and discounts, which shall not constitute Registration Expenses.

(f) Underwriting Procedures. If the Requesting Holder(s) making a Demand Registration request under Section 2.01(a) so elect in the Demand Registration Notice, the Company shall use its reasonable best efforts to cause the offering made pursuant to such Demand Registration pursuant to this Section 2.01 to be in the form of a firm commitment underwritten offering. In connection with any Demand Registration under this Section 2.01 involving an underwritten offering, none of the Registrable Securities held by any Holder making a request for inclusion of such Registrable Securities pursuant to Sections 2.01(a) and (c) shall be included in such underwritten offering unless, at the request of the underwriters for such Demand Registration, such Holder enters into an underwriting agreement pursuant to the terms of Section 2.06(a) hereof and then only in such quantity as set forth below. If the managing underwriter or underwriters of any proposed Demand Registration informs the Holders that have requested to participate in such Demand Registration that, in its or their good faith opinion, the number of securities which such Holders intend to include in such offering exceeds the Maximum Offering Size, then the Company shall include in such registration: (i) first, Registrable Securities that are requested to be included in such registration pursuant to Sections 2.01(a) and 2.01(c), pro rata on the basis of the relative number of Registrable Securities owned at such time by each Holder seeking to participate in the Demand Registration; and (ii) second, after all of the Registrable Securities requested to be included in clause (i) are included, the Company Shares or other securities to be issued by the Company or held by any holder thereof with a contractual right to include such Company Shares or other securities in such registration that can be sold without having the adverse effect referred to above, pro rata on a basis based on the number of Company Shares or other securities proposed to be registered by each such Person. The Holders of a majority of the Registrable Securities to be included in any Demand Registration shall have the right to select, subject to the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), the managing underwriter or underwriters to administer such offering.

(g) Certain Undertakings. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Demand Registration Statement (as of the effective date thereof), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) or Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein.

SECTION 2.02. Shelf Registration.

(a) Initial Shelf Registration. No later than fifteen (15) Business Days after the Specified Date, the Company shall file with the Commission a Shelf Registration Statement on Form S-3 covering the resale of all Registrable Securities, and shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective as promptly as practicable (but in no event later than ninety (90) days after it shall have filed such Shelf Registration Statement (or the 30th day if the Commission does not review the Registration Statement), unless it is not practicable to do so due to circumstances directly relating to outstanding comments of the Commission relating to such Shelf Registration Statement; provided that the Company is using its reasonable best efforts to address any such comments as promptly as possible). If at the time of filing of such Shelf Registration Statement the Company is eligible for use of an Automatic Shelf Registration Statement, then such Shelf Registration Statement shall be filed as an Automatic Shelf Registration Statement in accordance with Section 2.02(g). The Shelf Registration Statement described in this Section 2.02(a) shall relate to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the applicable Shelf Registration Statement (hereinafter the “Shelf Registration”). The Company shall use its reasonable best efforts to address any comments from the Commission regarding such Shelf Registration Statement and to advocate with the Commission for the Registration of all Registrable Securities in accordance with SEC Guidance (it being understood that the Company shall not be required to institute or maintain any action, suit or proceeding against the Commission or any member of the staff of the Commission). Notwithstanding the foregoing, if the Commission or SEC Guidance prevents the Company from including any or all of the Registrable Securities on any Shelf Registration Statement, such Shelf Registration Statement shall include the resale of a number of Registrable Securities which is equal to the maximum amount permitted by the Commission. In such event, the number of Registrable Securities to be included for each Holder in the applicable Shelf Registration Statement shall be reduced pro rata among all Holders.

(b) Holder Information to be Provided. The Company will give notice of its intention to file the Shelf Registration Statement to the Holders at least ten (10) Business Days prior to the intended filing date of the Shelf Registration Statement. Each Holder of Registrable Securities agrees to deliver such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may reasonably request in writing, if any, to the Company at least five (5) Business Days prior to the anticipated filing date of the Shelf Registration Statement. If a Holder does not provide all such information the Company may reasonably request (a “Non-Complying Holder”), that Holder will not be named as a selling securityholder in the Prospectus and will not be permitted to sell its securities under the Shelf Registration Statement. From and after the effective date of the Shelf Registration Statement, the Company shall use reasonable best efforts, as promptly as is practicable after a Non-Complying Holder delivers the information required pursuant to the previous two sentences, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement; and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; or (ii) to prepare and, if permitted or required by applicable law, to file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Non-Complying Holder is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, that the Company shall not be required to file more than one post-effective amendment under this clause (b) in any calendar quarter or to file a supplement or post-effective amendment during any Shelf Suspension (but shall be required to make such filing as soon as practicable thereafter).

(c) Continued Effectiveness. Except as provided herein, the Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 2.02(a) continuously effective under the Securities Act until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to such Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder), (ii) the date on which this Agreement terminates under Section 3.01 with respect to all Participating Holders, (iii) the date on which all Registrable Securities included in such Shelf Registration Statement cease to be Registrable Securities and (iv) such shorter period as all of the Participating Holders with respect to such Shelf Registration shall agree in writing.

(d) Certain Undertakings. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Shelf Registration Statement (as of the effective date of such Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) or Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein. The Company agrees, to the extent necessary, to supplement or make amendments to each Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by SEC Guidance, or as may reasonably be requested by any Participating Holder to permit such Participating Holders intended method of distribution.

(e) Suspension of Registration. If the Board of Directors, in its good faith judgment, determines that a Valid Business Reason shall exist to postpone the filing, amendment, or supplement, or suspend the use, of a Shelf Registration Statement filed pursuant to Section 2.02(a) and the Company furnishes to the Participating Holder (or Holders, as the case may be) a certificate signed by the Chief Executive Officer and/or the Chief Financial Officer of the Company (or persons in substantially equivalent positions) (the “Suspending Officer’s Certificate”), then the Company may postpone the filing, amendment or supplement (but not the preparation thereof), and/or suspend use, of such Shelf Registration Statement (a “Shelf Suspension”); provided, however, that in no event shall such postponement or suspension be for more than ninety (90) days after the date of the Suspending Officer’s Certificate. The Company shall not be permitted to exercise a Shelf Suspension or a Demand Suspension more than two (2) times in the aggregate in any 12-month period nor may the aggregate length of all such Shelf Suspensions and Demand Suspensions during any 12-month period exceed ninety (90) days. Each Holder agrees that, upon delivery of a Suspending Officer’s Certificate, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Shelf Registration Statement until the Company informs such Holder in accordance with this Section 2.02(e), that the Shelf Suspension has been terminated. For the avoidance of doubt, it is understood and agreed that the Suspending Officer’s Certificate shall contain no information about the Valid Business Reason or the Adverse Disclosure, and shall merely state that a Valid Business Reason exists. Each Holder shall keep confidential the fact that a Shelf Suspension is in effect, the Suspending Officer’s Certificate and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (D) as required by law, rule or regulation; provided that the Holder gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable law, and (E) for disclosure to any other Holder. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the Suspending Officer’s Certificate. The Company shall promptly notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain a material misstatement of fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and furnish to the Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to each Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by SEC Guidance, or as may reasonably be requested by any Holder.

(f) Shelf Take-Downs.

(i) Subject to Section 2.12 and this Section 2.02(f), an offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated by any Holder (or Holders, as the case may be) that has Registrable Securities registered for sale on such Shelf Registration Statement. The Company shall effect such Shelf Take-Down as promptly as practicable in accordance with this Agreement and except as set forth in Section 2.02(f)(iii) with respect to Marketed Underwritten Shelf Take-Downs, each such Requesting Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with any such Shelf Take-Down initiated by such Requesting Holder(s).

(ii) Subject to Section 2.12, if the Requesting Holder(s) so elects by written request to the Company, a Shelf Take-Down, with respect to which the anticipated aggregate offering price to the public (calculated based upon the fair market value of the Registrable Securities as determined in good faith by the Requesting Holder) of the Registrable Securities that the Requesting Holder(s) request to include in such Shelf Take-Down is at least $20 million, shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”), and the Company shall amend or supplement the applicable Shelf Registration Statement for such purpose as soon as practicable. Subject to clause (iii) below, such Requesting Holder(s) shall have the right to select, subject to the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), the managing underwriter or underwriters to administer such offering.

(iii) If the plan of distribution for any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected not to exceed 48 hours (a “Marketed Underwritten Shelf Take-Down”), upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than five (5) Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Holders with Registrable Securities on the Shelf Registration Statement (other than the Requesting Holder(s)), and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within five (5) days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered; provided, that if the managing underwriter or underwriters of any proposed Marketed Underwritten Shelf Take-

Down informs the Holders that have requested to participate in such Marketed Underwritten Shelf Take-Down that, in its or their good faith opinion, the number of securities which such Holders intend to include in such offering exceeds the Maximum Offering Size, then the Company shall include in such registration: (i) first, Registrable Securities that are requested to be included in such registration by the Requesting Holder and the other Holders pursuant to this Section 2.02(f)(iii), pro rata on the basis of the relative number of Registrable Securities owned at such time by each Holder seeking to participate in the Marketed Underwritten Shelf Take-Down; and (ii) second, after all of the Registrable Securities requested to be included in clause (i) are included, the Company Shares or other securities to be issued by the Company or held by any holder thereof with a contractual right to include such Company Shares or other securities in such registration that can be sold without having an adverse effect on such Marketed Underwritten Shelf Take-Down, pro rata on a basis based on the number of Company Shares or other securities to be sold. The Holders of a majority of the Registrable Securities to be included in any Marketed Underwritten Shelf Take-Down shall have the right to select, subject to the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), the managing underwriter or underwriters to administer such offering. No holder of securities of the Company shall be permitted to include such holder’s securities in any Marketed Underwritten Shelf Take-Down except for Holders who timely request, in accordance with this clause (iii), to include Registrable Securities in such Marketed Underwritten Shelf Take-Down.

(iv) Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Shelf Take-Down at any time prior to the sale of the Registrable Securities (in the case of a non-Underwritten Shelf Take-Down) or execution of the underwriting agreement (in the case of an Underwritten Shelf Take-Down), in each case by giving written notice to the Company of its request to withdraw. The Company shall pay all Registration Expenses in connection with a Shelf Take-Down; provided that in no event shall the Company be required to effect more than three (3) Underwritten Shelf Take-Downs or two (2) Marketed Underwritten Shelf Take-Downs, in each case, in any 12 month period.

(v) Each Holder shall keep confidential the fact that a Shelf Take-Down is occurring unless and until otherwise notified by the Company, except (A) for disclosure to such Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (D) as required by law, rule or regulation; provided that the Holder gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable law, and (E) for disclosure to any other Holder.

(g) Automatic Shelf Registration Statements. Subject to Sections 2.01(a), 2.02(a) and 2.02(b), upon the Company becoming aware that it has become a Well-Known Seasoned Issuer (it being understood that the Company shall independently verify whether it has become a Well-Known Seasoned Issuer at the end of each calendar month ending after the third anniversary of this Agreement), (i) the Company shall give written notice of its intent to file an Automatic Shelf Registration Statement to all of the Holders as promptly as practicable but in no event later than ten (10) Business Days prior to the intended filing date of such Automatic Shelf Registration Statement, and (ii) the Company shall as promptly as practicable and subject to any Shelf Suspension, Register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its reasonable best efforts to file such Automatic Shelf Registration Statement as promptly as practicable but in no event later than thirty (30) Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until the earlier of the date (x) on which all of the securities covered by such Shelf Registration Statement are no longer Registrable Securities and (y) on which the Company cannot extend the effectiveness of such Shelf Registration Statement because it is no longer eligible for use of Form S-3. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), as promptly as practicable, the Company shall (A) give written notice thereof to all of the Holders and (B) use its reasonable best efforts to file a Registration Statement with respect to a Shelf Registration in accordance with this Section 2.02, treating all selling stockholders identified as such in the Automatic Shelf Registration Statement (and amendments or supplements thereto) as Requesting Holders and use its reasonable best efforts to have such Registration Statement declared effective. Any Registration pursuant to this Section 2.02(g) shall be deemed a Shelf Registration for purposes of this Agreement; provided, however that any Registration pursuant to this Section 2.02(g) shall not be counted as an additional Demand Registration for purposes of subclause (i) in Section 2.01(a).

SECTION 2.03. Piggyback Registration.

(a) Participation. If at any time, the Company proposes to file a Registration Statement with respect to any offering of its equity securities of the same class as any class of outstanding Registrable Securities for its own account or for the account of any other Persons (other than pursuant to (i) a Registration Statement filed under Section 2.01 or Section 2.02, it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to Section 2.01 or Section 2.02 or otherwise limit the applicability thereof, except as otherwise provided herein, (ii) a Registration Statement on Form S-4 or Form S-8, (iii) a Registration of securities solely (a) relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement or (b) solely for the sale of securities, the proceeds of which will be used solely to fund an acquisition, (iv) a Registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities, (v) a Registration Statement relating solely to dividend reinvestment or similar plans or (vi) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiaries that are convertible or exchangeable for Company Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such debt securities and sell the Company Shares into which such debt securities may be converted or exchanged) (any such offering, other than pursuant to a Registration described in the foregoing clauses (i)-(vi), a “Company Public Sale”), then, (A) as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to all Holders of Registrable Securities of such Class, and such notice shall offer each Holder the opportunity to Register under such Registration Statement such number of Registrable Securities of such class as such Holder may request in writing delivered to the Company within five (5) Business Days of delivery of such written notice by the Company. Subject to Section 2.03(b), the Company shall use reasonable best efforts to include in such Registration Statement all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided, that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to Register or to delay Registration of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith, to the extent payable) and (2) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering the other equity securities covered by such Piggyback Registration. If the offering pursuant to such Registration Statement is to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering, subject to the conditions of Section 2.03(b). If the offering pursuant to such Registration Statement is to be on any other basis, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Section 2.03(b). Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their good-faith opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the Maximum Offering Size, then the aggregate number of securities to be included in such Registration shall be (i) first, all of the securities that the Company proposes to sell, (ii) second, the number of Registrable Securities that, in the good-faith opinion of such managing underwriter or underwriters, can be sold without exceeding the Maximum Offering Size, which number shall be allocated pro rata on the basis of the relative number of Registrable Securities owned at such time by each Holder seeking to participate in the Demand Registration and (iii) third, any other securities eligible for inclusion in such Registration that, in the good-faith opinion of the managing underwriter or underwriters, can be sold without exceeding the Maximum Offering Size.

(c) Each Holder shall keep confidential the fact that a Public Company Sale is occurring unless and until otherwise notified by the Company, except (A) for disclosure to such Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (D) as required by law, rule or regulation; provided that the Holder gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable law, and (E) for disclosure to any other Holder.

(d) No Effect on Demand and Shelf Registrations. Subject to the provisions of this Agreement, no Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Section 2.01 or Section 2.02 or shall relieve the Company of its obligations under Section 2.01 or Section 2.02.

SECTION 2.04. Black-out Periods.

(a) Black-out Periods for Holders. In the case of any Company Public Sale or an offering of Registrable Securities pursuant to Section 2.01 or Section 2.02 that is an Underwritten Offering, each Participating Holder agree with the Company, if requested by the managing underwriter or underwriters in such Underwritten Offering, to execute a lock-up agreement in customary form, in which such Holder may be required to agree not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and Company Shares that may be issued upon exercise of any Company Share Equivalents) or securities convertible into or exercisable or exchangeable for Company Shares or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Shares or other securities, in cash or otherwise, in each case, during the period reasonably requested by the managing underwriter or underwriters after the date of the commencement of such Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on (A) the Company, (B) the Chief Executive Officer and/or the Chief Financial Officer of the Company (or persons in substantially equivalent positions), in their capacities as such, or (C) any Participating Holder that participates in such offering; provided, further, that nothing herein will prevent any Participating Holder that is a partnership, limited liability company, corporation or other entity from making a distribution of Registrable Securities to the partners, members, stockholders or other equity holders thereof or a transfer to Affiliates that are otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 2.04(a), or from participating in any merger, acquisition or similar change of control transaction. Notwithstanding the foregoing, any lock-up agreement to be executed shall contain additional exceptions as may be agreed by the Participating Holders and the managing underwriter. This Section 2.04 shall not prohibit any transaction by any Participating Holder that is permitted by its lock-up agreement entered into in connection with an Underwritten Offering with the managing underwriter or underwriters in such Underwritten Offering (as such lock-up agreement is modified or waived by such managing underwriter or underwriters from time to time). The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above. Notwithstanding anything to the contrary in this Agreement, and subject to Section 2.12, the time periods for which the Company shall be required to maintain the effectiveness of a Registration Statement or otherwise effect an offering of securities pursuant to Section 2.01 or Section 2.02 shall be extended for a period equal to the lock-up period required under this Section 2.04(a) to the extent any Holder makes a request for an offering or sale of securities under any such provision while any lock-up provision is in effect.

(b) Black-out Period for the Company. In the case of an offering of Registrable Securities pursuant to Section 2.01 or Section 2.02 that is an Underwritten Offering in which the Holders are proposing to sell at least $30 million of Registrable Securities (based on liquidation preference or market value calculated based on the good faith estimate of the Company), the Company agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Company Shares (and any Company Shares that may be issued upon exercise of any Company Share Equivalents) or securities convertible into or exercisable or exchangeable for Company Shares or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Shares or other securities, in cash or otherwise, in each case, during the period beginning seven (7) days before and ending ninety (90) days after the date of the commencement of such Underwritten Offering (or such lesser period as may be reasonably requested by the managing underwriter or underwriters), to the extent timely notified in writing by a Requesting Holder or the managing underwriter or underwriters, as the case may be; provided, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on (i) the Chief Executive Officer and/or the Chief Financial Officer of the Company (or persons in substantially equivalent positions), in their capacities as such, or (ii) any Participating Holder that participates in such offering. If requested by the managing underwriter or underwriters of any such Underwritten Offering, the Company shall execute a separate lock-up agreement to the foregoing effect. This Section 2.04 shall not prohibit any transaction by the Company that is permitted by its lock-up agreement or provision in an underwriting agreement or otherwise entered into in connection with an Underwritten Offering with the managing underwriter or underwriters in such Underwritten Offering (as such lock-up agreement or provision is modified or waived by such managing underwriter or underwriters from time to time). Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or as part of any registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement.

SECTION 2.05. Registration Procedures.

(a) In connection with the Company’s Registration obligations under Sections 2.01, 2.02 and 2.03 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the plan of distribution requested by the Participating Holder(s) and set forth in the applicable Registration Statement as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Holders, if any, copies of all documents prepared to be filed, and provide such underwriters and the Participating Holders and their respective counsel with a reasonable opportunity to review and comment on such documents prior to their filing and (y) not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Holder or the underwriters, if any, shall reasonably object; provided, that, if the Registration is pursuant to a Registration Statement on Form S-1 or Form S-3 or any similar short-form Registration Statement, the Company shall include in such Registration Statement such additional information for marketing purposes as any managing underwriter reasonably requests in writing; provided, that the Company may exclude such additional information from the Registration Statement if in its opinion, in consultation with outside legal counsel, such information contains a material misstatement of fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or would otherwise not be customary for similar offerings;

(ii) prepare and file with the Commission such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (x) reasonably requested by any Participating Holder (to the extent such request relates to information relating to such Participating Holder), or (y) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws and SEC Guidance with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement, and prior to the filing of such amendments and supplements, furnish such amendments and supplements to the underwriters, if any, and the Participating Holders, if any, and provide such underwriters and the Participating Holders and their respective counsel with an adequate and appropriate opportunity to review and comment on such amendments and supplements prior to their filing;

(iii) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the Commission or any request by the Commission or any other Governmental Authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of such Registration Statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(iv) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus (when taken together with the Prospectus) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(v) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vi) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Holder(s) agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(vii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment, post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including any incorporated by reference), provided, that the Company, in its discretion, may satisfy its obligation to furnish any such documents to the Participating Holders and underwriters by filing such documents with the Commission so they are publicly available on the Commission’s EDGAR website;

(viii) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter), provided, that the Company, in its discretion, may satisfy its obligation to deliver any such documents to the Participating Holders and underwriters by filing such documents with the Commission so they are publicly available on the Commission’s EDGAR website;

(ix) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(d) and Section 2.02(c), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xi) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xii) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xiii) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Participating Holder(s) or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(xiv) obtain for delivery to the underwriter or underwriters, if any, with copies to the Participating Holders, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters and their respective counsel;

(xv) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing of the Underwritten Offering, as specified in the underwriting agreement;

(xvi) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(xvii) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xviii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xix) use its reasonable best efforts to cause all Registrable Securities that are the Company Shares covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company Shares are then quoted;

(xx) in connection with an Underwritten Offering, cause appropriate personnel of the Company and the independent public accountants who have certified its financial statements to make themselves available during normal business hours and upon reasonable advance notice, to discuss the business of the Company and to supply pertinent financial records, pertinent corporate documents and other pertinent information, in each case as reasonably requested by any Participating Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Participating Holder(s) or any such underwriter in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however that any information that is not generally publicly available shall be kept confidential by such persons;

(xxi) in the case that the Commission or Company preliminarily requires that any Holder should be named as an underwriter in a Registration Statement, Prospectus, Prospectus Supplement or free writing prospectus, the Company will use commercially reasonable efforts to work with the Commission to change such determination, and in any case, the Company shall not allow any Registration Statement to become effective or file a Prospectus Supplement that names a Holder an underwriter without its prior written consent; and

(xxii) in the case of an Underwritten Offering of Registrable Securities in an amount of at least $40 million, cause appropriate officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise use reasonable best efforts to facilitate, cooperate with, and participate in each proposed Underwritten Offering contemplated herein and customary selling efforts related thereto provided, that such participation shall not unreasonably interfere with the business operations of the Company. Notwithstanding anything to the contrary contained herein, in no event shall the Company be obligated to cause its officers to participate in any road show presentation occurring within one hundred twenty (120) days after the consummation of a previous Underwritten Offering that included a roadshow presentation in which officers of the Company were participants.

(b) The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.05(a)(iii)(C), (D), or (E) or Section 2.05(a)(iv), such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) if such notice relates to an event of the kind described in Section 2.05(a)(iv), such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(iv), (ii) such Participating Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) if such notice relates to an event of the kind described in Section 2.05(a)(iii)(C) or (E), such Participating Holder is advised in writing by the Company of the termination, expiration or cessation of the applicable order or suspension and (iv) if such notice relates to an event of the kind described in Section 2.05(a)(iii)(D), such Participating Holder is advised in writing by the Company that the representations and warranties of the

Company in the applicable underwriting agreement are true and correct in all material respects. The Company may impose stop-transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of the period referenced above. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(iv) or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

SECTION 2.06. Underwritten Offerings.

(a) Demand Registrations. If requested by the underwriters for any Underwritten Offering requested by any Participating Holder pursuant to a Registration under Section 2.01, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each Participating Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including customary indemnities. Each Participating Holder shall cooperate reasonably with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Any such Participating Holder shall be required to make representations or warranties to, and other agreements with, the Company and the underwriters in connection with such underwriting agreement as are customarily made by selling stockholders in secondary underwritten public offerings, including representations, warranties or agreements regarding such Participating Holder (but not such Participating Holder’s knowledge about the Company), such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, receipt of all required consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds after underwriting commissions and discounts (but before any taxes and expenses which may be payable by such Participating Holder) from such Underwritten Offering.

(b) Shelf Registrations. If requested by the underwriters for any Underwritten Shelf Take-Down requested by any Holder pursuant to a Registration under Section 2.02(f), the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each Participating Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including customary indemnities. Each Participating Holder shall cooperate reasonably with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Any such Participating Holder shall be required to make representations or warranties to, and other agreements with, the

Company and the underwriters in connection with such underwriting agreement as are customarily made by selling stockholders in secondary underwritten public offerings, including representations, warranties and agreements regarding such Participating Holder (but not such Participating Holder’s knowledge about the Company), such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, receipt of all required consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds after underwriting commissions and discounts (but before any taxes and expenses which may be payable by such Participating Holder) from such Underwritten Offering.

(c) Piggyback Registrations. If the Company proposes to Register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Section 2.03(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities of the relevant class to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with, the Company or the underwriters in connection with such underwriting agreement other than customary representations, warranties or agreements regarding such Participating Holder (but not such Participating Holder’s knowledge about the Company), such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, receipt of all required consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities or any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds after underwriting commissions and discounts (but before any taxes and expenses which may be payable by such Participating Holder) from such Underwritten Offering.

(d) Participation in Underwritten Registrations. Subject to the provisions of Sections 2.06(a),(b) and (c) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, custody agreements, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(e) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or Section 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Requesting Holder(s) participating in such Underwritten Offering.

SECTION 2.07. No Inconsistent Agreements; Additional Rights(a) . The Company is not currently a party to, and shall not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company registration rights in the nature or substantially in the nature of those set forth in Section 2.01, Section 2.02 or Section 2.03 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to Registrations of the type contemplated by Section 2.03(a)(ii) through (vi)) or (b) demand registration rights in the nature or substantially in the nature of those set forth in Section 2.01 or Section 2.01 that are exercisable prior to such time as the Requesting Holders can first exercise their rights under Section 2.01 or Section 2.02.

SECTION 2.08. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company (including, for the avoidance of doubt, in connection with any Demand Registration, Shelf Registration or any Shelf Take-Down, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission or FINRA, including, if applicable, the reasonable and documented fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5121 (or any successor provision) and the reasonable and documented fees and expenses of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of one firm of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities together with any fees and disbursements of such counsel in connection with filings with FINRA pursuant to clause (i), up to an aggregate maximum of $5,000), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audits incidental to or required by any Registration or qualification and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) all expenses incurred by the Company and its directors and officers related to any preparation of any analyst or investor presentations, (ix) reasonable and documented fees, out-of-pocket costs and expenses of one firm of counsel selected by the Holder(s) of a majority of the Registrable Securities covered by each Registration Statement in an aggregate amount not to exceed $50,000, (x) fees and disbursements of underwriters customarily paid by issuers as may be agreed to by the Company in connection with a particular Underwritten Offering, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering and (xii) any other fees and disbursements customarily paid by the issuers of securities. All such fees and expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting fees, discounts and commissions, or any transfer taxes or similar taxes or charges, if any, attributable to the sale of Registrable Securities, and all such fees, discounts, commissions, taxes and charges related to any Registrable Securities shall be the sole responsibility of the Holder of such Registrable Securities.

SECTION 2.09. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives (collectively, the “Stockholder Parties”) from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable and documented attorneys’, accountants’ and experts fees and expenses and costs and expenses of investigation actually incurred) (each, a “Loss” and collectively “Losses”) insofar as such Losses arise out of or are relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, which shall include any information that has been deemed to be a part of any Prospectus under Rule 159 under the Securities Act), any Issuer Free Writing Prospectus or amendment or supplement thereto and (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse, as incurred, each such Stockholder Party for any out-of-pocket, documented legal and any other expenses reasonably incurred in connection with investigating or defending any such Loss; provided, that the Company shall not be liable to any Stockholder Party to the extent that any such Loss arises out of or is relating to an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof (including without limitation any written information provided for inclusion in the Registration Statement pursuant to Section 2.05(a)(i) or Section 2.05(b)). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Stockholder Party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify the underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) as may be reasonably requested by any such parties and on customary terms.

(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against (i) any Losses resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Participating Holder’s Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, which shall include any information that has been deemed to be a part of any Prospectus under Rule 159 under the Securities Act) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any Losses resulting from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case with respect to clauses (i) and (ii) to the extent, but only to the extent, that such untrue statement or omission is contained in information furnished in writing by such Participating Holder or Stockholder Party to the Company specifically for inclusion in such Registration Statement (including, without limitation, any written information provided for inclusion in the Registration Statement pursuant to Section 2.05(a)(i) or Section 2.05(b)) and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, (iii) in the event that the Company notifies such Participating Holder in writing of the occurrence of an event of the type specified in Section 2.05(a)(iv), to the extent, and only to the extent, of any Losses resulting from such Participating Holder’s use of an outdated or defective Prospectus or Issuer Free Writing Prospectus after the date of such notice and prior to the date that its disposition of Registrable Securities pursuant to such Registration Statement may be resumed pursuant to Section 2.05(c) or, if applicable, such Participating Holder’s failure to use the supplemented or amended Prospectus or Issuer Free Writing Prospectus delivered to it pursuant to Section 2.05(a)(iv), but only to the extent that the use of such supplemented or amended Prospectus or Issuer Free Writing Prospectus would have corrected the misstatement or omission giving rise to such Loss, and (iv) in the event that the Company delivers to such Participating Holder a Postponing Officer’s Certificate or a Suspending Officer’s Certificate, to the extent, and only to the extent, of any Losses resulting from such Participating Holder’s disposition of Registrable Securities pursuant to such Registration Statement after the date of such certificate in contravention of the applicable restrictions under Sections 2.01(b) or 2.02(e). In no event shall the liability of such Participating Holder hereunder be greater in amount than the dollar amount of the net proceeds after underwriting commissions and discounts (but before any taxes and expenses which may be payable by such Participating Holder) received by such Participating Holder under the sale of Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 2.09 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of independent outside counsel) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such indemnified party (based upon advice of independent outside counsel), an actual or potential conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent (not to be unreasonably withheld) of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm for all indemnified parties admitted to practice in such jurisdiction at any one time unless the employment of more than one counsel has been authorized in writing by the indemnifying party or parties.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the Commission by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.09(a) and 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds after underwriting commissions and discounts (but before any taxes and expenses which may be payable by such Participating Holder) received by such Participating Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Participating Holders pursuant to Section 2.09(b). Each Participating Holder’s obligation to contribute pursuant to this Section 2.09 is several in the proportion that the proceeds of the offering received by such Participating Holder bears to the total proceeds of the offering received by all such Participating Holders and not joint. If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.09(a) and 2.09(b) hereof without regard to the provisions of this Section 2.09(d).

(e) No Exclusivity. The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(f) Survival. The indemnities provided in this Section 2.09 shall survive the transfer of any Registrable Securities by such Holder.

(g) Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any law other than the Securities Act or the Exchange Act.

SECTION 2.10. Registration Defaults.

If any of the following events shall occur (each, a “Registration Default”), then the Company shall pay Liquidated Damages to the Holders as follows:

(a) if a Registration Statement is not filed with the Commission on or prior to the Required Filing Date;

(b) if a Registration Statement is filed but not declared effective by the Commission (or has not become effective in the case of an Automatic Shelf Registration Statement) on or prior to the 90th day after the date of initial filing of the Registration Statement (or the 30th day if the Commission does not review the Registration Statement); or

(c) if a Registration Statement has been declared or become effective but ceases to be effective or usable for the offer and sale of the Registrable Securities (without being succeeded immediately by an effective replacement registration statement), or the Registration Statement or Prospectus contained therein ceases to be usable in connection with the resales of Registrable Securities for a period of time which exceeds ninety (90) days in the aggregate in any consecutive 12-month period because of either a Shelf Suspension or a Demand Suspension or otherwise; provided that, no such Liquidated Damages shall accrue under this Section 2.10(c) if the Registration Statement ceases to be effective or usable for the offer, sale and resale of Registrable Securities solely as a result of requirement to file a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein or as a result of the inability of the Participating Holders to sell the Registrable Securities covered thereby due to market conditions; provided further, however, that (i) upon the filing of the Registration Statement (in the case of paragraph (a) above), (ii) upon the effectiveness of the Registration Statement (in the case of paragraph (b) above), or (iii) upon such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of this paragraph (c)), the Liquidated Damages shall cease to accrue.

Commencing on the date any such Registration Default occurs, only if at such time a Holder is a Participating Holder with respect to the applicable Registration Statement, on the first day of the occurrence of the Registration Default, and on each monthly anniversary of each such date (if the applicable Registration Default shall not have been cured by such date) until the applicable Registration Default is cured or a particular Purchaser no longer holds any Registrable Securities, the Company shall pay to each Participating Holder Liquidated Damages, equal to one half of one percent (0.50%) of the Allocated Purchase Price (as defined in the Securities Purchase Agreement) paid by such Holder pursuant to the Securities Purchase Agreement for any Registrable Securities held by such Holder on the date of the Registration Default and each such monthly anniversary thereof. Such payments shall constitute the Holders’ exclusive monetary remedy for such events, but shall not affect the right of the Holders to seek injunctive relief. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable with respect to any period after the date the Company is no longer required to maintain the effectiveness of the applicable Registration Statement as set forth in Section 2.01 and Section 2.02, and in no event shall (1) the aggregate amount of Liquidated Damages payable exceed, in the aggregate, 5.0% of the Allocated Purchase Price paid by such Holder (or if the Holder is a successor to the purchaser of such securities, paid by such person) pursuant to the Securities Purchase Agreement nor (2) shall the Company be liable in any calendar month for Liquidated Damages under this Agreement in excess of one half of one percent (0.50%) of Total Purchase Price (as defined in the Securities Purchase Agreement) paid by all purchasers pursuant to the Securities Purchase Agreement, regardless of whether more than one Registration Default has occurred and is continuing. If the Company fails to pay any Liquidated Damages pursuant to this Section 2.10 in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first occurrence of the Registration Default.

SECTION 2.11. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144), all to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 2.12. Limitation on Registrations and Underwritten Offerings. Notwithstanding the rights and obligations set forth in Section 2.01 and Section 2.02, in no event shall the Company be obligated to take any action to effect a Demand Registration or an Underwritten Shelf Take-Down within one hundred twenty (120) days after the consummation of a previous Demand Registration or Underwritten Shelf Take-Down, respectively.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Term. This Agreement shall terminate with respect to any Holder when it first ceases to hold any Registrable Securities; provided that Sections 2.08 and 2.09 shall survive termination of this Agreement.

SECTION 3.02. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 3.03. Notices. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the address set out below or on Schedule I (or such other address as such Holder may specify by notice to the Company in accordance with this Section 3.03) and the Company at the following addresses:

To the Company:

Matthew S. Heiter

Senior Vice President and General Counsel

NN, Inc.

6210 Ardrey Kell Road

Charlotte, North Carolina 28277

Email: matt.heiter@nninc.com

with a copy (which shall not constitute notice) to:

Eric M. Swedenburg

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Email: eswedenburg@stblaw.com

and

Daniel N. Webb

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Email: dwebb@stblaw.com

or to such other address as the Company or the Holders may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 pm New York time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

SECTION 3.04. Recapitalization. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity securities (if any) of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which, in each case, may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities (a “Share Transaction”) and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. In the event of a Share Transaction, the Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

SECTION 3.05. Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and the Holders of a majority of the Registrable Securities then outstanding; provided, that if any such amendment, modification or waiver shall adversely affect the rights of any Holder, the consent of all such affected Holders shall be required.

SECTION 3.06. Successors, Assigns and Transferees. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of the Company; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by any Holder (i) to any of its Affiliates or (ii) to any Person that is not an Affiliate in connection with the sale to such Person of Registrable Securities with a liquidation preference or market value in excess of $15 million, and any such transferee shall, with the consent of the transferring Holder, be treated as a “Holder” for all purposes of this Agreement; provided, further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement in substantially the form attached as Exhibit A hereto, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Holders determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer).

SECTION 3.07. Binding Effect. This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

SECTION 3.08. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 2.09, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

SECTION 3.09. Governing Law; Submission to Jurisdiction.

This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

SECTION 3.10. Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 3.11. Immunity Waiver. The Company hereby irrevocably waives, to the fullest extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement.

SECTION 3.12. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and understanding of the parties hereto in respect of the subject matter herein. There are no restrictions, promises, warranties or undertakings, other than those set forth in this Agreement, with respect to the rights granted by the Company or any of its Affiliates or the Holders or any of their respective Affiliates. This Agreement and the other agreements and documents referred to herein supersede all prior agreements and understandings among the parties with respect to such subject matter.

SECTION 3.13. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

SECTION 3.15. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NN, INC.

By:	/s/ Matthew S. Heiter
Name: Matthew S. Heiter
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Registration Rights Agreement]

HOLDERS:

CORRE OPPORTUNITIES QUALIFIED MASTER FUND, LP

By:	/s/ Eric Soderlund
Name: Eric Soderlund
Title:	Authorized Signatory

CORRE OPPORTUNITIES II MASTER FUND, LP

By:	/s/ Eric Soderlund
Name: Eric Soderlund
Title:	Authorized Signatory

CORRE HORIZON FUND, LP

By:	/s/ Eric Soderlund
Name: Eric Soderlund
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDERS:

LEGION PARTNERS, L.P. I

By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
Name: Christopher S. Kiper
Title: Managing Director

LEGION PARTNERS, L.P. II

By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
Name: Christopher S. Kiper
Title: Managing Director

[Signature Page to Registration Rights Agreement]

SCHEDULE I

HOLDERS:

1.	Corre Partners Management, L.L.C.

a.	Corre Opportunities Qualified Master Fund, LP

b.	Corre Opportunities II Master Fund, LP

c.	Corre Horizon Fund, LP

2.	Legion Partners Asset Management, LLC

a.	Legion Partners, L.P. I

b.	Legion Partners, L.P. II

EXHIBIT A

FORM OF JOINDER

THIS JOINDER (this “Joinder”) to the Registration Rights Agreement dated as of December 11, 2019, by and among NN, Inc., a Delaware corporation (the “Company”), and the Persons set forth on Schedule I thereto (the “Registration Rights Agreement”), is made and entered into as of [                ], by and between the Company and [                    ] (the “Assuming Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

WHEREAS, the Assuming Holder has acquired certain Registrable Securities from [            ].

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Joinder hereby agree as follows:

Agreement to be Bound. The Assuming Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and the Assigning Holder and its successors, heirs and assigns.

Notices. For purposes of Section 3.03 (Notices) of the Registration Rights Agreement, all notices, requests and demands to the Assigning Holder shall be directed to:

[Name]

[Address]

Governing Law. The provisions of Section 3.09 (Governing Law; Submission to Jurisdiction), Section 3.10 (Waiver of Jury Trial) and Section 3.14 (Counterparts) of the Registration Rights Agreement are incorporated herein by reference as if set forth in full herein and shall apply to the terms and provisions of this Joinder and the parties hereto mutatis mutandis.

Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date first written above.

[ ]

By:
Name:
Title:

[HOLDER]

By:
Name:
Title: